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                                                                     Exhibit 5.1


                    CURTIS, MALLET-PREVOST, COLT & MOSLE LLP


                        ATTORNEYS AND COUNSELLORS AT LAW
                                101 PARK AVENUE
                         NEW YORK, NEW YORK 10178-0061

Frankfurt     Muscat                                     Telephone 212-696-6000
Houston       Newark                                     Facsimile 212-697-1559
London        Paris                                      Voice Mail 212-696-6028
Mexico City   Stamford                                   E-Mail info@cm-p.com
Milan         Washington                                 Internet www.cm-p.com



                                                              January 2, 2003



TFM, S.A. de C.V.
Av. Periferico Sur No. 4829, 4to Piso
Col. Parques del Pedregal, C.P. 14010
Delegacion Tlalpan
Mexico, D.F., Mexico


Ladies and Gentlemen:

                  We have acted as special New York counsel to TFM, S.A. de C.V. (the "Company"), a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), with respect to the preparation of a Registration Statement on Form F-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to an offer to exchange (the "Exchange Offer") up to U.S.$180,000,000 aggregate principal amount of its 12.50% Senior Notes due 2012 (the "Exchange Notes") for a like amount of its outstanding 12.50% Senior Notes due 2012 (the "Outstanding Notes"). The Exchange Notes will be issued pursuant to the Indenture, dated as of June 13, 2002 (the "Indenture"), by and between the Company and The Bank of New York, as trustee (the "Trustee").

                  In connection herewith, we have examined the Registration Statement and all exhibits thereto, including the Indenture. In addition, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records and such other instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In our examination, we have assumed, without any independent investigation or verification of any kind, the legal capacity of all relevant natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or facsimile copies. In addition, with respect to such documents, we have assumed (i) that each party to such documents (including, without limitation, the Indenture) has performed or will perform each of its obligations under such documents, (ii) that each party to such documents (including, without limitation, the Indenture, but other than the Company with respect to the

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Exchange Notes), has satisfied those legal requirements that are applicable to it to the extent necessary to make such document enforceable against it, (iii) that each party to such documents (including, without limitation, the Indenture) had the power, corporate or otherwise, to enter into and perform its obligations thereunder, (iv) the due authorization by all requisite action, corporate or otherwise, of such documents (including, without limitation, the Indenture) by each party thereto, (v) the due execution and delivery by such parties of such documents (including, without limitation, the Indenture) and (vi) in the case of documents for which we have reviewed forms thereof, that when executed and delivered, each such documents will conform in all respects to the form thereof that we have reviewed.

                  As to all questions of fact material to the opinion expressed below, we have relied, with your approval, upon the representations and warranties of each of the parties in such documents and upon certificates or comparable documents of officers and representatives of the Company.

                  Based upon such examination, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. When the Exchange Notes have been (a) duly and validly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (b) issued pursuant to the Exchange Offer as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforceability, (A) to any applicable bankruptcy, reorganization, insolvency, fraudulent transfer, preference, suspension of payments, moratorium and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith, fair dealing and conflict with public policy or similar principles, regardless of whether enforcement is sought in a proceeding at law or equity),
(B) to the discretion of the court before which any proceeding therefor may be brought, (C) to the extent that exculpation provisions and rights to indemnification may be limited by United States federal or state securities laws or regulations or the public policy underlying such laws, (D) to the extent that any waiver of rights or defenses contained therein may be limited by applicable law and public policy considerations and (E) to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

                  2. The exchange of an Outstanding Note by a U.S. holder (as defined in the Registration Statement) for an Exchange Note pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes. A U.S. holder will have the same tax basis and holding period in the Exchange Note as it did in the Outstanding Note immediately before the exchange.


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                  The opinions expressed above are limited to questions arising under the laws of the State of New York and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. Without limiting the generality of the foregoing statement, the opinions expressed above do not cover any matters arising under or governed by the laws of Mexico or any state or other political subdivision thereof, or under any treaties or conventions to which Mexico may be a party or by which it may be bound. As to matters of the laws of Mexico which are relevant to our opinion expressed above, and which we have not assumed explicitly herein, we have assumed and relied on, without any independent investigation or verification of any kind, the accuracy of the respective opinions of Haynes and Boone, S.C. and Ortiz, Sainz y Erreguerena, S.C. of even date herewith, and our opinions expressed above are subject to any and all qualifications, assumptions, exceptions and reservations set forth therein.

                  With respect to the opinion expressed in paragraph 2 above, such opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or that a court would reach the same conclusion. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

                  We hereby consent to the reference to our name in the prospectus contained in the Registration Statement under the captions "Legal Matters" and "Taxation" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

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                  The opinions expressed above are limited to the matters
expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly so stated. Our opinions set forth herein are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions expressed above with respect to any changes in such facts or laws that may come to our attention after the date hereof. The opinions expressed above may not be used or relied upon by or published, communicated, circulated, quoted or otherwise referred to by any person or entity (other than you and, with respect to paragraph 1, Haynes and Boone, S.C.) for any purpose whatsoever without our prior written consent in each instance.

                               Very truly yours,

                               /s/ Curtis, Mallet-Prevost, Colt & Mosle LLP
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                                   Curtis, Mallet-Prevost, Colt & Mosle LLP